UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007 (December 20, 2007)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 20, 2007, OMNI Energy Services Corp. (the “Company”) announced the appointment of Brian Recatto, age 43, to the position of Chief Operating Officer. Prior to this appointment, Mr. Recatto served as a Vice President of the Company since February 28, 2007. From 2004 until he joined the Company, Mr. Recatto was the President and one of the owner/principals of Charles Holston, Inc., a company offering a full range of environmental services, which was acquired by the Company in March 2007. From 1997 to 2004, Mr. Recatto was employed with Philip Services Corporation holding various positions ranging from General Manager of the Gulf Coast Waste Operations to President of the Industrial Services Division. Mr. Recatto has over 20 years of experience in the environmental consulting and services sector. He received his Bachelor of Science in Finance from Louisiana State University in 1987. Mr. Recatto will continue to work under his existing Employment Agreement with the Company dated effective February 28, 2007 provided that his annual base compensation will increase to $225,000 for the 2008 fiscal year. The Employment Agreement is filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2007 and is incorporated herein by reference.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01	Financial Statements and Exhibits

10.1	Employment Agreement effective February 28, 2007 by and between Charles Holston, Inc., a Louisiana corporation, and Brian Recatto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on March 8, 2007).

99.1	Press Release issued by the Company dated December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: December 21, 2007
	By:	/s/ James C. Eckert
President, Chief Executive Officer and Chairman of the Board